                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          AMERICAN PAD & PAPER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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


                          AMERICAN PAD & PAPER COMPANY
                         17304 PRESTON ROAD, SUITE 700
                              DALLAS, TEXAS 75252
                           TELEPHONE:  (972) 733-6200

                                                                  March 21, 1997

Dear Stockholder:

       You are cordially invited to attend the 1997 Annual Meeting of Stockholders of American Pad & Paper Company ("AP&P"), which is scheduled to be held on Tuesday, April 22, 1997, at 10:00 a.m. at the Westin Hotel Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240.

       At the meeting, we will report to you on current business conditions and recent developments at AP&P. Members of the Board of Directors and our executive officers will be present to discuss the affairs of AP&P with you.

       The Company has enclosed a copy of its 1996 Annual Report for the fiscal year ended December 31, 1996 with this letter, notice of annual meeting of stockholders and proxy statement. If you would like another copy of the 1996 Annual Report, please contact William W. Solomon, Jr., Vice President-Controller, and you will be sent one.

       It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

       On behalf of the Board of Directors and management of AP&P, I would like to thank you for choosing to invest in our Company. We are very excited about the future of the Company and are looking forward to our first annual meeting since the successful completion of our initial public offering in July 1996.

                                                    Sincerely,



                                                    Charles G. Hanson III
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                          AMERICAN PAD & PAPER COMPANY
                         17304 PRESTON ROAD, SUITE 700
                              DALLAS, TEXAS 75252
                           TELEPHONE:  (972) 733-6200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 21, 1997

       The Annual Meeting of Stockholders of American Pad & Paper Company, a Delaware corporation (the "Company"), is scheduled to be held on Tuesday, April 22, 1997, at 10:00 a.m. (the "Annual Meeting"), at the Westin Hotel Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240, for the purpose of:

       (1) Electing two (2) Class I Directors to serve until the annual meeting of stockholders in 2000 and until their successors are duly elected and qualified (the Board of Directors of the Company recommends a vote FOR the nominees named in the Company's Proxy Statement);

       (2) Approving the appointment of the independent accountants of the Company for the fiscal year ending December 31, 1997 (the Board of Directors of the Company recommends a vote FOR this proposal); and

       (3) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

       The Board of Directors has fixed the close of business on March 4, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                           By Order of the Board of Directors


                                           Kevin W. McAleer
                                           Secretary
March 21, 1997

       The Company's 1996 Annual Report for the fiscal year ended December 31, 1996 is enclosed. The 1996 Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

================================================================================
EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE,
SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES
AND VOTE IN PERSON IF THEY SO DESIRE.
================================================================================

                          AMERICAN PAD & PAPER COMPANY
                         17304 PRESTON ROAD, SUITE 700
                              DALLAS, TEXAS 75252
                           TELEPHONE:  (972) 733-6200

                                PROXY STATEMENT

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                               ON APRIL 22, 1997

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Pad & Paper Company, a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company scheduled to be held on April 22, 1997 (the "Annual Meeting").
This Proxy Statement and the related proxy card are being mailed to holders of the Company's common stock, par value $.01 per share (the "Common Stock"), commencing on or about March 24, 1997.

       If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Company or by submission of a later-dated proxy.

       Stockholders of record of the Company's Common Stock at the close of business on March 4, 1997 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding 27,435,839 shares of Common Stock. A list of the Company's stockholders will be open to the examination of any stockholders, for any purpose germane to the meeting, at the Company's headquarters for a period of ten days prior to the meeting. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the stockholders' voting. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. In accordance with the General Corporation Law of the State of Delaware (the "DGCL"), properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes"), will be considered "present" for the purposes of determining whether a quorum has been achieved at the Annual Meeting. The Board of Directors recommends that the stockholders vote FOR Proposals 1 and 2.

       The two nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of the shares entitled to vote at the meeting either in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under the DGCL and therefore have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval under the DGCL.

       The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted: (i) for the nominees for Director named in this Proxy Statement; (ii) for approval of the appointment of Price Waterhouse LLP as independent accountants; and (iii) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting or any adjournment or postponement thereof.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

       The Board of Directors is currently comprised of eight Directors divided into three classes. The term of each class expires in different years. The Board of Directors has nominated and recommends a vote FOR the election of the two nominees set forth below. Each nominee currently serves as Director of the Company. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the persons named on the enclosed proxy card may substitute another person as a nominee or may add or reduce the number of nominees to such extent as they shall deem advisable. At the Annual Meeting, two Directors are to be elected as members of Class I to serve until the annual meeting in 2000 and until their successors are elected and qualified or until their earlier removal or resignation.

       Subject to rights of holders of any series of preferred stock to fill such newly created directorships or vacancies, any newly created directorships resulting from an increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification or removal for cause may be filled by a vote of 50% of the total number of the remaining Directors then in office.

       Messrs. Herbert M. Kohn and Scott R. Watterson were appointed to the Board of Directors on November 11, 1996 and December 10, 1996, respectively, to fill two vacancies on the Board resulting from an increase in the authorized number of Directors pursuant to the terms of the Company's Restated Certificate of Incorporation and Amended and Restated By-Laws.

       Information regarding the nominees for Director of the Company is set forth below:

                NAME                    AGE                    POSITION
                ----                    ---                    --------
 Gregory M. Benson . . . . . . . .       42                    Director

 Jonathan S. Lavine  . . . . . . .       30                    Director

       Information regarding Directors of the Company not subject to reelection at the Annual Meeting is set forth below:

                NAME                    AGE                    POSITION
                ----                    ---                    --------
 Charles G. Hanson  III (1)  . . .       56      Chief Executive Officer, Chairman and Director

 Russell M. Gard (1)   . . . . . .       49      Chief Operating Officer, Vice-Chairman and Director

 Robert C. Gay (1)(2)  . . . . . .       45      Director
 Herbert M. Kohn (3) . . . . . . .       58      Director

 Scott R. Watterson (3)  . . . . .       41      Director

 Marc B. Wolpow (1)(2) . . . . . .       38      Director

---------------
(1)    Member of the Executive Committee.
(2)    Member of the Compensation Committee.
(3)    Member of the Audit Committee.

       There are no family relationships between or among any Directors or executive officers of the Company.

DIRECTOR NOMINEES (CLASS I DIRECTORS)

       GREGORY M. BENSON has served as a Director of the Company since 1992. Mr. Benson currently serves as an Executive Vice President of Bain Capital, Inc. ("Bain Capital"). Mr. Benson served as Chief Financial Officer and

Secretary of the Company from 1992 to August 1996 and served as an Executive Vice President and Director of Strategic Planning and Acquisitions from May 1996 through November 1996. From 1992 to 1995, Mr. Benson also served as Chief Financial Officer, Chief Administrative Officer and Director of Ampad Corporation (the principal operating subsidiary of the Company during that period). Mr. Benson was at GE Capital Corporation from 1977 to 1992.

       JONATHAN S. LAVINE has served as a Director of the Company since 1995. Mr. Lavine has been a Principal at Bain Capital since 1995 and was an associate at Bain Capital from 1993 to 1995. In 1992, Mr. Lavine was a consultant at McKinsey & Co. Mr. Lavine attended the Harvard Business School from 1990 to 1992. Previously, Mr. Lavine worked in the mergers and acquisitions department of Drexel Burnham Lambert, Incorporated. Mr. Lavine is also a director of Clarity Telecom, Inc.

CLASS II DIRECTORS (TERM EXPIRING AT THE 1998 ANNUAL MEETING)

       RUSSELL M. GARD has served as the Chief Operating Officer and a Director of the Company since 1992. From 1992 to 1995, Mr. Gard also served as President, Chief Operating Officer and Director of Ampad Corporation. From 1990 to 1992, Mr. Gard was the Executive Vice President of Pen-Tab Industries, Inc. From 1988 to 1990, Mr. Gard served as the Chief Executive Officer of Herlitz International.

       SCOTT R. WATTERSON has served as a Director of the Company since December 1996. Mr. Watterson has served as Chairman of the Board and Chief Executive Officer of IHF Capital, Inc., the parent of ICON Health & Fitness Inc., since November 1994. Mr. Watterson has served as President and Chief Executive Officer of Weslo, Inc. since 1977 and has served as President and Chief Executive Officer of ProForm Fitness Products, Inc. since 1988.

       MARC B. WOLPOW has served as a Director of the Company since 1995. Mr. Wolpow has been a Managing Director of Bain Capital since 1993 and was a Principal of Bain Venture Capital from 1990 through 1992. From 1988 to 1990, Mr. Wolpow was a Vice President in the corporate finance department of Drexel Burnham Lambert, Incorporated. Mr. Wolpow is also a director of Waters Corporation and The Holson Business Group, Inc.

CLASS III DIRECTORS (TERM EXPIRING AT THE 1999 ANNUAL MEETING)

       CHARLES G. HANSON III has served as Chief Executive Officer and Director of the Company since 1992. From 1992 to 1995, Mr. Hanson also served as Chairman of the Board, Chief Executive Officer and Director of Ampad Corporation. Mr. Hanson was formerly the President and Chief Operating Officer of Stuart Hall Co. Inc. and Group Vice President of Pen-Tab Industries, Inc.

       ROBERT C. GAY has served as a Director of the Company since 1992. Mr. Gay has been a Managing Director of Bain Capital since 1993 and has been a General Partner of Bain Venture Capital since 1989. From 1988 through 1989, Mr. Gay was a Principal of Bain Venture Capital. Mr. Gay is also Vice Chairman of the Board of Directors of IHF Capital, Inc., the parent of ICON Health & Fitness Inc. In addition, Mr. Gay is a director of Alliance Entertainment Corp., GT Bicycles, Inc., GS Industries, Inc. and its subsidiary GS Technologies Operating Co., Inc., and Physio-Control International Corporation.

       HERBERT M. KOHN has served as a Director of the Company since November 1996. Mr. Kohn has been a partner in the law firm of Bryan Cave LLP since 1991. Prior thereto, Mr. Kohn was a partner of the law firm of Linde Thomson Langworthy Kohn & Van Dyke, P.C. Mr. Kohn also serves as a director of several charitable institutions and private companies.

COMPENSATION OF DIRECTORS

       At present, no separate compensation or fees are payable to employee Directors of the Company. The Company pays non-employee Directors an annual retainer of $20,000. In addition, Directors are reimbursed by the Company for reasonable travel expenses incurred in attending Board of Directors' meetings. Pursuant to the Company's Non-Employee Director Stock Option Plan (the "Director Option Plan"), non-employee Directors are granted options to purchase 25,000 shares of Common Stock upon their initial election or appointment to the Board (or upon the adoption of the Directors Option Plan for those Directors in office on the date of such adoption) and will be granted options to purchase an additional 2,000 shares of Common Stock on an annual basis beginning on the later of the fourth anniversary of the adoption of the Director Option Plan (July 8, 2000) or a Director's fourth anniversary of being elected to the Board. See "Non-Employee Director Stock Option Plan." The Directors do not receive any additional compensation for committee participation.

COMMITTEES AND DIRECTORS' MEETINGS

       The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee.

       The Executive Committee is authorized to review the Company's strategic planning process and has the power to exercise the authority of the Board on specific matters assigned to it by the Board from time to time. The Executive Committee is currently comprised of Messrs. Hanson, Gard, Gay and Wolpow. The Executive Committee met once in 1996.

       The Compensation Committee is authorized to provide a general review of the Company's compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Compensation Committee reviews the Chief Executive officer's recommendations on (i) compensation of all officers of the Company and (ii) adopting and changing major Company compensation policies and practices, and reports its recommendations to the whole Board of Directors for approval and authorization. The Compensation Committee is currently comprised of Messrs. Gay and Wolpow. The Compensation Committee met three times in 1996 and all members were in attendance.

       The Audit Committee is authorized to make recommendations to the Board of Directors regarding the independent auditors to be nominated for election by the stockholders and to review the independence of such auditors, approve the scope of the annual audit activities of the independent auditors, approve the audit fee payable to the independent auditors and review such audit results. Price Waterhouse LLP presently serves as the independent accountants of the Company. The Audit Committee is currently comprised of Messrs. Kohn and Watterson. Messrs. Lavine and Wolpow served as the Audit Committee during the Company's last fiscal year. The Audit Committee met twice in 1996 and all members were in attendance.

       The Board of Directors held three meetings and took action by written consent an additional five times during the Company's preceding fiscal year. All of the Directors attended 75% or more of the total number of meetings of the Board of Directors.

       The Company does not have a nominating committee. The entire Board of Directors currently is responsible for filling vacancies on the Board as they occur and recommending candidates for election as Directors at the annual meetings of stockholders. The Board will consider individuals recommended for nominations by stockholders of the Company. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the entire Board for its consideration. The recommendation must be accompanied by the consent of the individual nominated to be elected and to serve.

       In addition, the Amended and Restated By-Laws of the Company (the "By-Laws") require that advance notice of nominations for the election of Directors to be made by a stockholder (as distinguished from a stockholder's recommendation to the Board) be given to the Secretary of the Company (i) in the case of an annual meeting, no later than 60 days and no more than 90 days before an annual meeting of stockholders, provided, that in the event that the date of the annual meeting is changed by more than 30 days from the first anniversary date of the preceding year's annual meeting, notice by stockholders must be received no later than the close of business on the tenth (10th) day following the earlier of the date on which this notice was mailed or public announcement of the meeting was made, and (ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the meeting was made. Such notice must include (i) as to each person whom the stockholder proposes to nominate for election as a Director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Company's books, of such stockholder and (B) the class and number of shares of the Company which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Company which are beneficially owned by such person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation Committee of the Board of Directors is currently comprised of Messrs. Gay and Wolpow, each of whom formerly served as an officer of the Company. Messrs. Gay and Wolpow are both Managing Directors of Bain Capital, which is a party to the Management Advisory Agreement with the Company. No officers or employees of the Company serve on the Compensation Committee. The Compensation Committee was established in May 1996 in connection with the Company's initial public offering ("IPO"). Previous compensation levels for the Company's executive officers were approved by the full Board of Directors upon the recommendation of Charles G. Hanson III, Chief Executive Officer of the Company. Executive officers who are also Directors of the Company did not participate in discussions relating to their individual compensation arrangements. See "Compensation Committee Report on Executive Compensation."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Advisory Agreement

       In October 1995, the Company entered into a ten-year Management Advisory Agreement (the "Advisory Agreement") with Bain Capital to replace Bain Capital's prior agreement with the Company. In connection with the Company's IPO, the Company and Bain Capital amended and restated the Advisory Agreement to provide for an initial term of four years, subject to automatic one-year extensions beyond the initial term (not to exceed an aggregate of eight years) on each anniversary of the effective date of such agreement so long as Bain Capital continues to own at least 5% of the outstanding Common Stock. Under the amended Advisory Agreement, the Company will pay Bain Capital an annual cash advisory fee of $2.25 million, plus out-of-pocket expenses, payable by the Company on a quarterly basis in arrears and a transaction fee in connection with the consummation of each acquisition, divestiture or financing by the Company or its subsidiaries in an amount equal to 1% of the aggregate value of such transaction. For the year ended December 31, 1996, the Company paid Bain Capital fees of $7,140,619, plus expenses of $225,706, under the Advisory Agreement. The Company believes that the fees received for the professional services rendered are at least as favorable to the Company as those which could be negotiated with an independent third party.

       Registration Agreement

       The Company, its executive officers and certain other existing stockholders, including investment funds controlled by Bain Capital (the "Bain Capital Funds"), are parties to a registration agreement (the "Registration Agreement"). Under the Registration Agreement, the holders of a majority of the registrable securities owned by the Bain Capital Funds and related investors have the right at any time, subject to certain conditions, to require the Company to register any or all of their shares of Common Stock under the Securities Act on Form S-1 on three occasions at the Company's expense and on Form S-2 or Form S-3 on an unlimited number of occasions at the Company's expense. In addition, all holders of registrable securities are entitled to request the inclusion of any shares of Common Stock subject to the Registration Agreement in any registration statement at the Company's expense whenever the Company proposes to register any of its securities under the Securities Act, subject to certain conditions. On December 31, 1996, the holders of an aggregate of 12,738,125 shares of Common Stock (including 2,226,923 shares which could be acquired through exercisable options) had demand registration rights pursuant to the Registration Agreement.

       Indebtedness of Management

       On July 2, 1996, the Company lent Mr. Needham, the Company's Executive Vice President, an aggregate of $324,537 in order to permit him to purchase shares of Common Stock in the Company's IPO. The loan bears interest at 8% per annum and will be due on July 2, 1998. Mr. Needham will be required to prepay the loan with 40% of any bonus received by him during the first two years of his employment agreement with the Company or with any proceeds he receives from the sale of any of his shares of Common Stock. The amounts due under the loan are with full recourse and are secured by a pledge of all such shares of Common Stock purchased by Mr. Needham. On December 31, 1996, $324,537 in aggregate principal amount remained outstanding under the loan. On February 28, 1997, Mr. Needham repaid $54,381 of outstanding principal and $17,619 of accrued interest under the loan, resulting in an aggregate of $270,156 of principal remaining outstanding.

       In connection with Mr. Hanson's relocation from New York to Dallas in 1993, Mr. Hanson, the Company's Chairman, Chief Executive Officer and a Director, received a $117,000 loan from the Company that accrued interest at an annual rate of 6.19%. In June 1996, the loan and all accrued interest thereon was repaid by Mr. Hanson.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires the Company's officers, Directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from July 1, 1996 (the date the Company's Common Stock became registered under the Exchange Act) through December 31, 1996, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with other than by Messrs. Kohn and Watterson, each of whom reported their holdings of Common Stock on a Form 3 more than 10 days after being appointed to the Board, and Messrs. Hanson, Gard and McAleer, each of whom reported stock option grants for 1996 on a Form 5 more than 45 days after the end of the Company's last fiscal year.


                 PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

       The Board of Directors recommends a vote FOR approval of the appointment of Price Waterhouse LLP as the independent accountants of the Company and its subsidiaries to audit the books and accounts for the Company and its subsidiaries for the year ending December 31, 1997. Price Waterhouse LLP audited the financial statements of the Company and its subsidiaries for the year ended December 31, 1996. It is expected that representatives of Price Waterhouse LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

       Except as otherwise noted, the following table sets forth certain information as of March 4, 1997 as to the security ownership of equity securities of the Company by (i) each of the executive officers named in the Summary Compensation Table, (ii) each of the Directors and Director nominees of the Company, (iii) all Directors and executive officers as a group and (iv) those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company. All information with respect to beneficial ownership has been furnished by the respective Director, Director nominee, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                                COMMON STOCK
                                                         ----------------------------
 EXECUTIVE OFFICERS,                                     NUMBER OF          PERCENT
 DIRECTORS AND 5% STOCKHOLDERS                            SHARES            OF CLASS
----------------------------------------------------     ---------          ---------
 EXECUTIVE OFFICERS AND DIRECTORS:

 Charles G. Hanson III (1) . . . . . . . . . . . .          1,091,860             3.9%

 Russell M. Gard (2) . . . . . . . . . . . . . . .          1,051,108             3.7

 Kevin W. McAleer  . . . . . . . . . . . . . . . .              2,270              *

 Timothy E. Needham  . . . . . . . . . . . . . . .             69,565              *

 Gregory M. Benson (3) . . . . . . . . . . . . . .            845,842             3.0

 Robert C. Gay (4) . . . . . . . . . . . . . . . .          9,196,495            33.6

 Herbert M. Kohn . . . . . . . . . . . . . . . . .              1,000              *

 Jonathan S. Lavine  . . . . . . . . . . . . . . .                  _              _

 Scott R. Watterson  . . . . . . . . . . . . . . .                  _              _

 Marc B. Wolpow  . . . . . . . . . . . . . . . . .                  _              _

 All Directors and executive
 officers as a group (10 persons) (5)  . . . . . .         12,258,140            41.3

 5% STOCKHOLDERS:

 Bain Capital Funds (6)  . . . . . . . . . . . . .          9,942,141            36.2%
    c/o Bain Capital, Inc.
    Two Copley Place
    Boston, Massachusetts 02116

 J.&W. Seligman & Co. Incorporated (7) . . . . . .          2,217,029             8.1
    100 Park Avenue
    New York, New York  10017

 T. Rowe Price Associates, Inc. (8)  . . . . . . .          2,106,150             7.7
    100 E. Pratt Street
    Baltimore, Maryland  21202

 FMR Corp. (9) . . . . . . . . . . . . . . . . . .          2,048,200             7.5
    82 Devonshire Street
    Boston, Massachusetts  02109


--------------------
 * Less than one percent.

(1) Includes 840,712 shares of Common Stock that can be acquired through currently exercisable options.

(2) Includes 798,548 shares of Common Stock that can be acquired through currently exercisable options.

(3) Includes 587,663 shares of Common Stock that can be acquired through currently exercisable options.

(4) Mr. Gay is a Director of the Company. Mr. Gay is also a general partner of Bain Venture Capital, a California limited partnership ("BVC"), which is the general partner of the Tyler Capital Fund, L.P., Tyler Massachusetts L.P. and Tyler International L.P.-II. Accordingly, Mr. Gay may be deemed to beneficially own shares held by such investment funds. Mr. Gay disclaims beneficial ownership of such shares in which he does not have a pecuniary interest. The address of Mr. Gay is c/o Bain Capital, Inc., Two Copley Place, Boston, Massachusetts 02116.

(5) Includes shares which may be deemed to be beneficially owned by Mr. Gay as a result of his relationship with the Bain Capital Funds and shares that Messrs. Hanson, Gard and Benson can acquire through currently exercisable options.

(6) Includes: (i) 7,270,836 shares held by Tyler Capital Fund, L.P. ("TCF"); (ii) 1,489,744 shares held by Tyler Massachusetts L.P. ("TM");
       (iii) 435,915 shares held by Tyler International, L.P.-II ("TI"); (iv) 620,562 shares held by BCIP Associates; and (v) 125,084 shares held by BCIP Trust Associates, L.P. ("BCIP Trust," and collectively with TCF, TM, TI and BCIP Associates, the "Bain Capital Funds"). BVC, as the sole general partner of TCF, TM and TI, may be deemed to be the beneficial owner of the shares of Common Stock held by such investment funds. In addition to Mr. Gay, the other general partners of BVC include: Joshua Bekenstein, Paul B. Edgerly, Adam W. Kirsch, Geoffrey S. Rehnert, W. Mitt Romney and Robert F. White. All such persons disclaim beneficial ownership of all such shares in which they do not have a pecuniary interest.

(7) J. & W. Seligman & Co. Incorporated reported on a Schedule 13G filed with the SEC, as of December 31, 1996, sole voting power of 1,880,900 shares of Common Stock and sole dispositive power of 2,217,029 shares of Common Stock.

(8) T. Rowe Price Associates, Inc. reported on a Schedule 13G filed with the SEC, as of December 31, 1996, sole voting power of 341,850 shares of Common Stock and sole dispositive power of 2,106,150 shares of Common Stock.

(9) Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. ("Fidelity"), reported on a Schedule 13G filed with the SEC, as of December 31, 1996, beneficial ownership of 2,027,700 shares of Common Stock as a result of acting as investment advisor to several investment funds that hold such shares of Common Stock (the "Funds"). The voting of these 2,027,700 shares of Common Stock is directed by each of the Funds' Boards of Trustees. Edward C. Johnson 3d, FMR Corp. and the Funds each reported the sole power to dispose of such 2,027,700 shares of Common Stock. In addition, Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. ("FMTC"), reported beneficial ownership of 20,500 shares of Common Stock. Edward C. Johnson 3d and FMR Corp. each reported sole power to dispose of such 20,500 shares of Common Stock.

                       COMPENSATION OF EXECUTIVE OFFICERS

GENERAL

       In addition to Messrs. Hanson and Gard, the following persons serve as executive officers of the Company:

       KEVIN W. MCALEER was named Vice President -Finance in June 1996 and Chief Financial Officer in August 1996 and Secretary in October 1996. From 1990 to 1996, Mr. McAleer served as an Executive Vice President and Chief Financial Officer of Rexene Corporation, a manufacturer of plastic films and resins. Mr. McAleer is a certified public accountant with over 24 years of financial and accounting experience. Mr. McAleer is 46 years old.

       TIMOTHY E. NEEDHAM has served as Executive Vice President since November 1995. Mr. Needham served as Chairman of the Board of Williamhouse-Regency of Delaware, Inc. ("Williamhouse") prior to its acquisition by the Company in October 1995 and as a director from 1993 to 1995. From 1987 to 1995, Mr. Needham served as President of Williamhouse and from 1992 to 1995, as Chief Operating Officer of Williamhouse. Mr. Needham is 48 years old.

       Executive officers of the Company are elected by and serve at the discretion of the Board of Directors.

SUMMARY COMPENSATION TABLE

       The table below provides information relating to compensation for the Company's last two fiscal years for the Company's Chief Executive Officer, its three other current executive officers and a former employee of the Company who served as an executive officer during the Company's last completed fiscal year (collectively, the "Named Executive Officers"). The amounts shown include compensation for services in all capacities that were provided to the Company and its subsidiaries.

                           Summary Compensation Table

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                ANNUAL COMPENSATION                 AWARDS
                                     -----------------------------------------   ------------
                                                                                  SECURITIES
                                                                 OTHER ANNUAL     UNDERLYING      ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR  SALARY    BONUS (1)  COMPENSATION (2)    OPTIONS     COMPENSATION (3)
   ---------------------------       ----  ------    ---------  ----------------  -----------   ----------------
Charles G. Hanson III . . . . . .    1996 $407,239   $386,500        __            153,400         $7,765
       Chief Executive Officer       1995  250,000    809,859        __             58,029          4,595

Russell M. Gard   . . . . . . . .    1996  360,905    343,000        __            121,200          2,423
       Chief Operating Officer       1995  225,000    723,837        __             57,628          1,553

Kevin W. McAleer (4)  . . . . . .    1996  131,167    141,000        __             60,000            900
       Chief Financial Officer

Timothy E. Needham (5)  . . . . .    1996  300,000    180,000        __             70,000      1,179,811
       Executive Vice President      1995  300,000     75,000        __               62(6)         2,012

Gregory M. Benson (7)   . . . . .    1996  210,000    378,400        __                 __            611
                                     1995  175,000    400,000        __             55,517            683


(1) Bonus levels were established by the Board based on the Company exceeding operating targets established at the beginning of such year.

(2) The aggregate amount of perquisites and other personal benefits given to each of the Named Executive Officers, valued on the basis of the aggregate incremental cost to the Company, was less than either $50,000 or 10% of the total of annual salary and bonus for that Named Executive Officer during each of the periods presented. Such benefits included automobile allowances.

(3) The amounts shown for "All Other Compensation" for Messrs. Hanson, Gard, McAleer and Benson represent life insurance premiums paid by the Company for such individuals. The amounts shown for Mr. Needham in 1996 reflect a change in control payment made by the Company of $1,156,500, as a result of Mr. Needham's relocation to Dallas and certain other changes in his terms of employment, and relocation expenses paid by the Company of $14,220 and the gross up for taxes on imputed income from such payment ($9,091). The amounts shown for Mr. Needham for 1995 includes $1,662, representing the taxable portion of group life insurance premiums paid by Williamhouse for Mr. Needham, and $350, which represents a matching contribution made by Williamhouse on the behalf of Mr. Needham to Williamhouse's 401(k) Plan.

(4) Mr. McAleer became an executive officer of the Company in June 1996 and Chief Financial Officer in August 1996.

(5) For the first ten months of 1995, Mr. Needham served as the Chairman of the Board of Williamhouse. On October 31, 1995, the Company acquired Williamhouse.

(6) Options were for common stock of WR Acquisition, Inc., the former parent corporation of Williamhouse.

(7) Mr. Benson served as the Company's Chief Financial Officer through August 1996 and as Director of Strategic Planning and Acquisitions from May 1996 through November 1996.

STOCK OPTION GRANTS

       The following table provides information relating to the stock options awarded to the Named Executive Officers during the Company's last fiscal year.

                                                                                    POTENTIAL REALIZABLE VALUE
                                                                                      AT ASSUMED ANNUAL RATES
                                                                                    OF STOCK PRICE APPRECIATION
                                              INDIVIDUAL GRANTS                          FOR OPTION TERM(3)
                                              -----------------                     ---------------------------

                                       % OF TOTAL
                          NUMBER OF     OPTIONS                  MARKET
                          SECURITIES   GRANTED TO   EXERCISE    PRICE ON
                          UNDERLYING   EMPLOYEES       OR       DATE OF
                           OPTIONS         IN      BASE PRICE    GRANT    EXPIRATION
          NAME           GRANTED (#)  FISCAL YEAR    ($/SH)      ($/SH)      DATE        5%($)      10%($)
          ----           -----------  -----------    ------      ------      ----        -----      ------
Charles G. Hanson III . .     153,400    20.7%      $15.00      $15.00     8/13/06(1) $1,446,562   $3,667,794

Russell M. Gard . . . . .     121,200    16.3        15.00       15.00     8/13/06(1)  1,142,916    2,897,892
Kevin W. McAleer. . . . .      60,000     8.1        15.00       15.00      7/9/06(1)               1,434,600
                                                                                         565,800

Timothy E. Needham  . . .      70,000     9.4        15.00       15.00      7/2/06(2)    660,100    1,637,700
Gregory M. Benson . . . .          --     --         --          --         --           --           --

--------------------
(1) Options vest in four installments as follows (set forth on a cumulative basis): (i) 16 2/3% on the first anniversary of the date of grant; (ii) 50% on the second anniversary of the date of grant; (iii) 83 1/3% on the third anniversary of the date of grant; and (iv) 100% on the fourth anniversary of date of grant. Options also expire upon the termination of the executive's employment with the exception of options which are then exercisable in the following circumstances: (i) 180 days following the executive's death or disability; (ii) 90 days following the executive's retirement; and (iii) 30 days following the termination of the executive's employment by the Company other than by cause.

(2) Options vest in three equal installments on each anniversary of the date of grant (July 2, 1996). Options also expire 30 days after the date of the termination of such executive officer's employment with the Company.

(3) Amounts reflect certain assumed rates of appreciation set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock options exercises depend on future performance of the Company's Common Stock and overall market conditions. At an annual rate of appreciation of 5% per year for the option term, the stock price would be $24.43 per share. At an annual rate of appreciation of 10% per year for the option term, the stock price would be $38.91 per share.

STOCK OPTION HOLDINGS

       The following table sets forth information with respect to the Named Executive Officers concerning stock options outstanding as of December 31, 1996. There were no options exercised by the Named Executive Officers in the last fiscal year for securities of the Company.

                                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                              UNDERLYING                   IN-THE-MONEY
                                                                         UNEXERCISED OPTIONS             OPTIONS AT FY-END
                                                                              AT FY-END (#)                     ($)(1)
                                    SHARES                              ----------------------      ---------------------------
                                   ACQUIRED                                  EXERCISABLE/                  EXERCISABLE/
             NAME               ON EXERCISE(#)   VALUE REALIZED ($)          UNEXERCISABLE                  UNEXERCISABLE
             ----               --------------   ------------------     ----------------------      ---------------------------
 Charles G. Hanson III (2) . .      ---                  ---             840,712 / 153,400           $18,878,188 / $1,169,675
 Russell M. Gard (3) . . . . .      ---                  ---             798,548 / 121,200               17,963,337 / 924,150
 Kevin W. McAleer  . . . . . .      ---                  ---                     0 /60,000                        0 / 457,500
 Timothy E. Needham  . . . . .      ---                  ---                    0 / 70,000                        0 / 525,000
 Gregory M. Benson  (4)  . . .      ---                  ---                   587,663 / 0                     13,242,986 / 0


(1) The closing sale price of the Common Stock on December 31, 1996 was $22.625 per share, as reported by the New York Stock Exchange. The value of such options at fiscal year end is calculated on the basis of the difference between the option exercise price and $22.625 multiplied by the number of shares of Common Stock underlying the option.

(2) Represents options to purchase an aggregate of 840,712 shares of Common Stock at a weighted average exercise price of approximately $0.17 per share.

(3) Represents options to purchase an aggregate of 798,548 shares of Common Stock at a weighted average exercise price of approximately $0.13 per share.

(4) Represents options to purchase an aggregate of 587,663 shares of Common Stock at a weighted average exercise price of approximately $0.09 per share.

EMPLOYMENT AGREEMENTS

       In June 1996, the Company and Mr. Hanson entered into an employment agreement (the "Employment Agreement"), pursuant to which Mr. Hanson agreed to serve as the Chief Executive Officer of the Company for a period of three years. Under the Employment Agreement, Mr. Hanson will receive (i) an annual base salary equal to at least $450,000, (ii) an annual bonus up to 100% of his annual base salary (upon the Company achieving certain operating targets) and
(iii) certain fringe benefits. Mr. Hanson will be entitled to a payment of $2.5 million upon a "change of control" of the Company (defined to include a person or group (other than Bain Capital) becoming an owner of more than 50% of the outstanding Common Stock or nominating a majority of the Directors who are then elected to the Board). If Mr. Hanson's employment is terminated for any reason prior to the termination of such agreement other than for Cause (as defined therein) or his resignation, he will be entitled to receive his base salary and fringe benefits for 24 months following such termination in addition to 50% of his bonus for the year in which his employment was terminated if the termination is during the first six months of the year or 100% if such termination was during the last six months of the year. Mr. Hanson has agreed not to compete with the Company for a period of two years following his termination of employment with the Company and not to disclose any confidential information at any time without the prior written consent of the Company.

       In June 1996, Mr. Gard entered into an employment agreement with the Company containing substantially similar terms. Under such agreement, Mr. Gard has agreed to serve as the Chief Operating Officer of the Company for (i) an annual base salary equal to at least $400,000, (ii) an annual bonus up to 100% of his annual base salary (upon the Company achieving certain operating targets) and (iii) certain fringe benefits. Mr. Gard will be entitled to a payment of $2.5 million upon a "change of control" of the Company (defined to include a person or group (other than Bain Capital) becoming an owner of more than 50% of the outstanding Common Stock or nominating a majority of the Directors who are then elected to the Board). If Mr. Gard's employment is terminated for any reason prior to the termination of such agreement other than for Cause (as defined therein) or his resignation, he will be entitled to receive his base salary and fringe benefits for 24 months following such termination in addition to 50% of his bonus for the year in which his employment was terminated if the termination is during the first six months of the year or 100% if such termination was during the last six months of the year. Mr. Gard has agreed not to compete with the Company for a period of two years following his termination of employment with the Company and not to disclose any confidential information at any time without the prior written consent of the Company.

       In June 1996, the Company entered into an employment agreement with Timothy E. Needham, pursuant to Mr. Needham agreed to serve as an Executive Vice President to the Company in exchange for (i) an annual base salary during the first three years of the agreement of at least $300,000, (ii) an annual bonus up to 100% of his annual base salary (upon the Company achieving certain operating targets) and (iii) certain fringe benefits, including reimbursement for expenses resulting from Mr. Needham's relocation from New York to Dallas. The employment agreement will remain in effect until Mr. Needham resigns or until the Board determines in its good faith that the termination of Mr. Needham is in the best interests of the Company. If Mr. Needham's employment is terminated for any reason other than for Cause (as defined therein) or his resignation, he will be entitled to receive his base salary and fringe benefits for 12 months following such termination in addition to 50% of his bonus for the year in which his employment was terminated if the termination is during the first six months of the year or 100% if such termination was during the last six months of the year. Mr. Needham entered into a change in control agreement with WR Acquisition, Inc., the former parent of Williamhouse, prior to the Company's acquisition of Williamhouse in October 1995. In July 1996, the Company paid Mr. Needham $1,156,500 under such agreement as a result of Mr. Needham's relocation to Dallas and certain other changes in his terms of employment.

       In June 1996, Mr. Benson and the Company entered into an agreement which amended Mr. Benson's existing management agreement. Specifically, restrictions relating to the transferability of shares of Common Stock held by Mr. Benson and provisions granting certain investors and the Company the option to repurchase Mr. Benson's Common Stock in certain circumstances were deleted.
Mr. Benson served as the Company's Chief Financial Officer through August 1996 and as Director of Strategic Planning and Acquisitions through November 1996. Under Mr. Benson's management agreement, Mr. Benson agreed not to compete with the Company for a period of two years following the termination of his employment with the Company.

       In March 1997, the Company's Board of Directors approved the general terms of a change of control agreement with Mr. McAleer. The specific terms of the change of control agreement are in the process of being finalized and are expected to be approved by the Board of Directors by the end of the second quarter of 1997. The agreement will include change of control provisions similar to those included in the employment agreements of Messrs. Hanson and Gard.

MANAGEMENT STOCK PURCHASE PLAN

       On June 22, 1996, the Company adopted the American Pad & Paper Company Management Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is designed to provide equity incentives to selected members of the Company's management, including employee Directors and the Named Executive Officers. The eligible participants were selected by the Compensation Committee upon the recommendation of the Company's Chief Executive Officer. Currently, over 40 management employees participate in the Purchase Plan. Under the Purchase Plan, eligible participants are able to elect to purchase shares of Common Stock in lieu of up to 25% of their annual incentive bonuses. The Common Stock available for sale under the Purchase Plan is sold at a 25% discount from the fair market value on the date of purchase. An aggregate of 250,000 shares of Common Stock have been reserved and are available for issuance under the Purchase Plan. To date, an aggregate of 36,030 shares of Common Stock have been sold under the Purchase Plan.

1996 KEY EMPLOYEE STOCK INCENTIVE PLAN

       The Company's 1996 Key Employee Stock Incentive Plan (the "Incentive Plan") provides that the Compensation Committee (the "Committee") of the Board, on behalf of the Company, may enter into any type of arrangement with an employee that is consistent with the provisions of the Incentive Plan and that by its terms involves the issuance or potential issuance of (i) shares of Common Stock or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Exchange Act, as such Rule may be amended from time to time) with an exercise or conversion right at a price related to the Common Stock or with a value derived from the value of the shares of Common Stock.
The entering into of any such arrangement is referred to under the Incentive Plan as the grant of an "Award."

       The maximum number of shares of Common Stock available for issuance upon exercise of Awards granted to employees under the Incentive Plan is 1,500,000, subject to adjustment in the event of a stock dividend, stock split or similar change in outstanding shares of Common Stock. Common Stock purchased under the Incentive Plan will be purchased from the Company; therefore the Company will receive the purchase price paid for the Common Stock, if any.

       The following description of certain features of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan, which has previously been filed with the SEC as an exhibit to the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1996 and may be inspected and copied at the public reference facilities maintained by the SEC.

       Purpose and Adoption. The purpose of the Incentive Plan is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the corporation. The Incentive Plan was originally adopted by the Board of Directors, approved by the stockholders of the Company and became effective all on June 22, 1996.

       Awards. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one or more such security or benefit. To date, the Company has only granted stock options that are not intended to qualify as incentive stock options under Section 422 of the Code ("NQOs"). The Company anticipates that it will only issue NQOs under the Incentive Plan.

       Administration. The Incentive Plan is administered by the Committee. The Committee currently consists of two Directors, and, subject to certain limitations in the Incentive Plan, the Committee (or its Authorized Delegate) is authorized and empowered to do all things necessary or desirable in connection with the administration of the Incentive Plan, including the following:

       (i) adopt, amend and rescind rules and regulations relating to the Incentive Plan;

       (ii) determine which persons meet the requirements for eligibility under the Incentive Plan and to which of such eligible persons, if any, Awards shall be granted;

       (iii) determine whether, and the extent to which adjustments are required under the Incentive Plan;

       (iv) interpret and construe the Incentive Plan and the terms and conditions of any Award granted under the Incentive Plan; and

       (v) correct any defect or supply any omission or reconcile any inconsistency in the Incentive Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

Any decision of the Committee (or any Authorized Delegate) in the interpretation and administration of the Incentive Plan lies within its sole and absolute discretion and is final, conclusive and binding on all parties concerned.

       Transferability. Except as may be approved by the Committee where such approval would not adversely affect compliance of the Incentive Plan with Rule 16b-3 under the Exchange Act, an employee's rights and interest under the Incentive Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of an employee's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

       Eligibility. Any person employed by the Company or any of its subsidiaries including any Director who is so employed is eligible to be considered for the grant of Awards under the Incentive Plan. As of December 31, 1996, approximately 55 employees have been granted nonqualified stock options under the Incentive Plan.

       Amendment, Termination and Adjustment. The Board may amend or terminate the Incentive Plan at any time and in any manner; provided, however, that no such amendment or termination may deprive the recipient of an Award previously granted under the Incentive Plan of any of his or her rights thereunder without the consent of such recipient; and; provided further, that no amendment shall become effective without stockholder approval if such stockholder approval is required by law, rule or regulation. No Awards may be granted under the Incentive Plan after June 22, 2006. Shares of Common Stock may be issued after June 22, 2006 pursuant to Awards granted prior to such date; however, no Shares of Common Stock may be issued under the Incentive Plan after June 22, 2016.

       Adjustments. If the outstanding securities of the class then subject to the Incentive Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction provide otherwise, the Committee must make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under the Incentive Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under the Incentive Plan and (c) to the extent permitted under the Incentive Plan, the maximum number of shares of Common Stock with respect to which Awards may be granted to any employee during any calendar year; provided, however, that no adjustment may be made to the number of shares of Common Stock that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of shares of Common Stock with respect to which incentive stock options may be granted under the Incentive Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided further, that no such adjustment may be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than performance-based compensation.

       Consideration. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including without limitation, services rendered by the recipient of such Award.

       Granting of Awards. As of December 31, 1996, options to purchase an aggregate of 741,600 shares of Common Stock had been granted under the Incentive Plan.

       TAX CONSEQUENCES TO PARTICIPANTS. The following is a brief summary of the principal federal income tax consequences to participants of the grant and exercise of certain Awards under the Incentive Plan. This summary does not purport to address all aspects of federal income taxes that may affect participants in light of their individual circumstances. Moreover, this summary is based upon the current provisions of the Code, Treasury Regulations (including proposed Treasury Regulations) promulgated thereunder, rulings, administrative pronouncements and court interpretations thereof in effect as of the date hereof. It is possible that future legislative, regulatory, judicial or administrative changes or interpretations could modify such tax consequences and the conclusions reached below and that any such change could apply retroactively. This summary applies only to participants who acquire options under the Incentive Plan in connection with their employment by the Company or one of its affiliates and exercise such options during their lifetimes.
Because federal income tax consequences will vary as a result of individual circumstances, each option holder is urged to consult a tax advisor with respect to the tax consequences (including those under state and local tax laws) of the grant and exercise of stock options under the Incentive Plan. Moreover, the following summary relates only to option holders' federal income tax treatment. The state, local and foreign tax consequences may be substantially different from the federal income tax consequences described herein.

       A.     Taxation of Ordinary Income and Capital Gains.

       The ordinary income of an individual taxpayer currently is generally subject to a maximum federal income tax rate of 39.6%, while long-term capital gains of an individual currently are generally subject to a maximum tax rate of 28%. The effective marginal rates of some taxpayers may be higher to the extent that they are subject to the phase-out of personal exemptions or the reduction of itemized deductions that occur at certain income levels. The classification of income as capital or ordinary is also relevant for taxpayers who have capital losses or investment interest.

       B.     Options.

       Under the Incentive Plan, a participant may be granted options that qualify as incentive stock options under Section 422 of the Code ("ISOs") or NQOs or both. Generally, the tax consequences to an option holder with respect to ISOs will be different from the tax consequences with respect to NQOs. The Company currently intends only to grant NQOs under the Incentive Plan. As a result, the Company has only set forth herein the tax consequences relating to NQOs. In addition, the discussion below assumes that at the time an NQO is exercised, the shares received are either fully vested or the holder makes a timely election under Section 83(b).

       The holder of an NQO does not recognize taxable income upon the grant of the NQO, nor is the Company entitled, for income tax purposes, to a deduction upon such a grant. The option holder recognizes ordinary compensation income (subject to withholding taxes) on the exercise of an NQO equal to the excess of the fair market value of the shares received on exercise over the option exercise price. The fair market value of the shares is measured on the exercise date. If such taxable compensation is properly included in the holder's gross income by the holder or is deemed to have been properly included as a result of the timely satisfaction of certain reporting requirements by the Company, the Company should be entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income recognized by the option holder on the exercise of the NQO.

       If an option holder sells shares acquired pursuant to the exercise of an NQO, the option holder will recognize capital gain or loss equal to the difference between the selling price of the shares and their fair market value on the exercise date. The capital gain is long-term or short-term, depending on whether the option holder has held the option shares for more than one year after the exercise date. The Company is not entitled to any deduction with respect to any capital gain recognized by the option holder.

       The previous paragraph assumes, for simplicity, that the option holder's tax basis in the option shares sold is equal to the fair market value of such shares on the exercise date. While this would be the case if the option holder had paid the exercise price for such shares in cash, it would not normally be the case if the option holder paid the exercise price in whole or in part by delivery of other shares of Common Stock. In the latter case, the option holder's tax basis in, and holding period for, the previously acquired shares surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the fair market value of those received shares on the exercise date and the option holder's holding period for such received shares begins on the exercise date. The option holder's capital gain or loss on a sale of option shares would be determined based on the option holder's actual basis in the shares sold and the long-term or short-term nature of any gain would be based on the option holder's actual holding period.

       C.     Effect of Section 16(b) of the Securities Exchange Act of 1934.

       The tax consequences to an option holder of the exercise of either an ISO or an NQO may vary from those described above if the option holder is a person who is subject to liability under Section 16(b) of the Exchange Act (typically, officers, directors and major stockholders of a corporation) for certain dealings in the Common Stock (a"16(b) Person"). In general, an option holder who is a 16(b) Person will not recognize income on receipt of the Common Stock until such holder is no longer subject to a liability under Section 16(b) with respect to the disposition of such Common

Stock. However, the option holder may elect to be taxed based on the fair market value of the shares on the exercise date (and have a holding period beginning on the exercise date) by filing an election under Section 83(b) of the Code within 30 days of the exercise date.

       D.     Effect of Section 162(m) of the Internal Revenue Code.

       Starting with tax years beginning after January 1, 1994, a publicly held corporation may not deduct compensation paid to its chief executive officer and its four other most-highly compensated officers in excess of $1 million per officer during a corporate taxable year except to the extent such amounts in excess of $1 million qualify for an exception to this limitation. To qualify for this exception, such amounts must be determined on the basis of preestablished, objective, nondiscretionary formulae that meet certain shareholder and outside director approval requirements. For this purpose, "compensation" is broadly defined and would include, for example, income realized on the exercise of non-qualified options or SARs, disqualifying dispositions of ISO shares, and the receipt (if a timely Section 83(b) election is made) or vesting (if no Section 83(b) election is made) of restricted stock. Thus, to the extent awards granted to the Chief Executive Officer and the four other most highly compensated officers do not qualify for the performance based-exception, the Company's deductions with respect to such awards may be subject to the $1 million per executive deduction limitation.

       Incentive Plan Benefits. The following table sets forth the number of non-qualified stock options that have been granted under the Incentive Plan as of the date of this Proxy Statement to (i) each Named Executive Officer, (ii) all current executive officers as a group, (iii) all current Directors who are not executive officers, as a group, and (iv) all employees, including all current officers who are not executive officers, as a group.

                     1996 KEY EMPLOYEE STOCK INCENTIVE PLAN

                                                             NUMBER OF NONQUALIFIED
 NAME AND POSITION                                            STOCK OPTIONS GRANTED
 -----------------                                           ----------------------
 Charles G. Hanson III, Chief Executive Officer. . . . .             153,400

 Russell M. Gard, Chief Operating Officer  . . . . . . .             121,200

 Kevin W. McAleer, Chief Financial Officer   . . . . . .              60,000

 Timothy E. Needham, Executive Vice President  . . . . .              70,000

 Gregory M. Benson . . . . . . . . . . . . . . . . . . .               ---

 Executive Group (4 persons) . . . . . . . . . . . . . .             404,600

 Non-Executive Director Group  . . . . . . . . . . . . .               ---

 Non-Executive Officer Employee Group  . . . . . . . . .             337,000

       The type or number of future Awards that will be granted under the Incentive Plan to the above-named individuals and groups in the future is not determinable at this time.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

       The following description of certain features of the Director Option Plan is qualified in its entirety by reference to the Director Option Plan, which has previously been filed with the SEC as an exhibit to the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1996 and may be inspected and copied at the public reference facilities maintained by the SEC.

       Purpose and Adoption. The purpose of the Director Option Plan is to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons as members of the Board and to align more closely the interests of such persons with the interests of the Company's stockholders by providing a significant portion of the compensation provided to such persons in the form of equity securities of the Company. The Director Option Plan was adopted by the Board of Directors, approved by the stockholders of the Company and became effective all on June 22, 1996.

       Awards. All options granted under the Director Option Plan are non-qualified options ("NQOs") and are not entitled to special tax treatment under Internal Revenue Code Section 422, as may be amended from time to time. The maximum number of shares of Common Stock available for issuance upon exercise of options granted to employees under the Director Option Plan is 350,000, subject to adjustment in the event of a stock dividend, stock split or similar change in outstanding shares of Common Stock.

       Administration. The Director Option Plan is administered by the Committee. Subject to certain limitations in the Director Option Plan, the Committee (or its Authorized Delegate) has the full power to construe and interpret the Director Option Plan and options granted thereunder, to establish and amend rules for its administration and to correct any defect or omission and to reconcile any inconsistency in the Director Option Plan or in any option granted thereunder to the extent the Committee deems desirable to carry the Director Option Plan or any option granted thereunder into effect. All decisions of the Committee in the administration of the Plan are final and conclusive on the parties involved. No member of the Committee (or its Authorized Delegates) shall incur liability with respect to any action taken or omitted to be take in connection with the Director Option Plan and all members of the Committee (and its Authorized Delegates) are fully protected in relying in good faith upon the advice of counsel, to the fullest extent permitted under applicable law. The Company and its Subsidiaries pay the expenses of the Director Option Plan.

       Transferability. A non-employee Director's options granted under the Director Option Plan are not transferable by the Non-Employee Director, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by Section 1 et seq, of the Code, Title I of ERISA or the rules and regulations thereunder, and are exercisable during the Non-Employee Director's lifetime only by such Non-Employee Director or by such Non-Employee Director's guardian or other legal representative.

       Eligibility. Each non-employee Director is eligible for the grant of Awards under the Director Option Plan. As of December 31, 1996, the Company had six non-employee Directors eligible to participate in the Director Option Plan.

       Grant for Newly Appointed Directors. Each non-employee Directors initially elected or appointed to the Board after June 22, 1996 are automatically granted, on the date he or she joins the Board, options to purchase 25,000 shares of Common Stock.

       Annual Grant of Options. Each non-employee Director serving on the Board on June 22, 1996 will be granted options to purchase 2,000 shares of Common Stock beginning on the fourth anniversary of such date and continuing on each subsequent anniversary thereof. Each non-employee Director elected or appointed to the Board after June 22, 1996, will automatically be granted options to purchase 2,000 shares of Common Stock beginning on the fourth anniversary of such Non-Employee Director's election or appointment to the Board and continuing on each subsequent anniversary thereof.

       Terms. Each option is exercisable for ten years after the date of grant. Each option granted pursuant to the annual grant of options vests in three equal installments on the first, second and third anniversaries of the date of the grant. Each option granted pursuant to the grant for newly appointed Directors vests in three installments, with 50% of the shares of Common Stock vesting on the first anniversary of the date of grant and 25% of the shares of Common Stock vesting on each of the second and third anniversaries of the date of the grant. Upon the termination of a non-employee Director's tenure for any reason other than voluntary resignation from the Board, the unvested portions of any outstanding options become fully vested. Upon the termination of a non-employee Director's tenure for any reason, each outstanding vested and previously unexercised option (after giving effect to any vesting of the option pursuant to the proceeding sentence) expires two years after the date of such termination; provided, however that the original expiration date cannot be extended by such termination.

       Exercise. The exercise price per share of Common Stock for each option is 100% of the Fair Market Value of a share of Common Stock on the date of grant determined by the mean between the high and low prices of the Common Stock as reported on the New York Stock Exchange-Composite Tape, or if no such reported sale of the Common Stock has occurred on such date, on the next succeeding date on which there was such a reported sale.

       Rights as a Stockholder. Non-employee Directors participating in the Director Option Plan have no rights as a stockholder with respect to the shares of Common Stock which he or she may have a right to purchase under the Director Option Plan until the date such shares of Common Stock are issued to such non-employee Director or to a nominee on behalf of such non-employee Director. Nothing under the Director Option Plan shall be construed as giving any non-employee Director any right to be retained in the service of the Company.

       Adjustments. The maximum number of shares of Common Stock issuable under the Director Option Plan, the number of options granted pursuant to the Director Option Plan and the option price and the number of shares of Common Stock which may be purchased under any outstanding option granted under the Director Option Plan will be proportionately adjusted in the event of stock dividends, stock splits, consolidations of the Common Stock into a smaller number of outstanding shares or similar type changes in the Company's capitalization. Adjustments shall be made by the Committee, whose determination shall be final, binding and conclusive upon the parties involved.

       Compliance with Laws; Securities Act Registration. No shares of Common Stock will be issued under the Director Option Plan unless counsel for the Company is satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

       Sale, Liquidation or Dissolution of the Company. In the event of a merger of the Company with or into another corporation constituting a change of control of the Company, a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities (a "Sale of the Company"), the options may be assumed by the successor corporation or a parent of such successor corporation or substantially equivalent options may be substituted by the successor corporation or a parent of such successor corporation, and if the successor corporation does not assume the options or substitute options, then all outstanding and unvested options shall become immediately exercisable and all outstanding options shall terminate if not exercised as of the date of the Sale of the Company (or other prescribed period of time).

       Amendment, Termination and Adjustment. The Board may amend the Director Option Plan at any time and in any manner; provided, however that no amendment shall become effective without stockholder approval if such stockholder approval is required by law, rule or regulation; and provided further that to the extent required by Rule 16b-3 under Section 16 of the Exchange Act, Director Option Plan provisions shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the Code, ERISA or the rules thereunder. The Director Option Plan will terminate upon the earlier of an adoption of a resolution of the Board terminating the Director Option Plan or June 22, 2006. No amendment or termination may deprive the recipient of an Award previously granted under the Director Option Plan of any of his or her rights thereunder without the consent of such recipient, except for modifications required to maintain compliance with any federal or state statute or regulation.

       Granting of Awards. As of December 31, 1996, options to an aggregate of 125,000 shares of Common Stock have been granted under the Director Option Plan.

       TAX CONSEQUENCES TO PARTICIPANTS. The following is a brief summary of the principal federal income tax consequences to participants of the grant and exercise of options under the Director Option Plan. This summary does not purport to address all aspects of federal income taxes that may affect participants in light of their individual circumstances. Moreover, this summary is based upon the current provisions of the Code, Treasury Regulations (including proposed Treasury Regulations) promulgated thereunder, rulings, administrative pronouncements and court interpretations thereof in effect as of the date hereof. It is possible that future legislative, regulatory, judicial or administrative changes or interpretations could modify such tax consequences and the conclusions reached below and that any such change could apply retroactively. This summary applies only to participants who acquire options under the Director Option Plan in connection with their participation of the board of directors of the Company and exercise such options during their lifetimes. Because federal income tax consequences will vary as a result of individual circumstances, each option holder is urged to consult a tax advisor with respect to the tax consequences (including those under state and local tax laws) of the grant and exercise of stock options under the Director Option Plan. Moreover, the following summary relates only to option holders' federal income tax treatment. The state, local and foreign tax consequences may be substantially different from the federal income tax consequences described herein.

       A.     Taxation of Ordinary Income and Capital Gains.

       The ordinary income of an individual taxpayer currently is generally subject to a maximum federal income tax rate of 39.6%, while long-term capital gains of an individual currently are generally subject to a maximum tax rate of 28%. Short-term capital gains are generally subject to the same federal income tax rate as the ordinary income of an individual taxpayer. The effective marginal rates of some taxpayers may be higher to the extent that they are subject to the phase-out of personal exemptions or the reduction of itemized deductions that occur at certain income levels. The classification of income as capital or ordinary is also relevant for taxpayers who have capital losses or investment interest.

       B.     Nonqualified Options.

       The holder of an NQO does not recognize taxable income upon the grant of the NQO, nor is the Corporation entitled, for income tax purposes, to a deduction upon such a grant. Assuming that, at the time the NQO is exercised, the shares received are fully vested or the holder makes a timely election under Code Section 83(b), the option holder recognizes ordinary compensation income (subject to withholding taxes) on the exercise of an NQO equal to the excess of the fair market value of the shares received on exercise over the option exercise price. The fair market value of the shares is measured on the exercise date. If the taxable compensation resulting from the exercise of the NQO is properly included in the holder's gross income by the holder or is deemed to have been properly included as a result of the timely satisfaction of certain reporting requirements by the Corporation, the Corporation should be entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income recognized by the option holder on the exercise of the NQO.

       Assuming that, at the time the NQO is exercised, the shares received are fully vested or the holder makes a timely election under Code Section 83(b), the option holder will, upon selling such shares, recognize capital gain or loss equal to the difference between the selling price of the shares and the option holder's tax basis in such shares. The capital gain will be long-term or short-term, depending on whether the option holder has held the option shares for more than one year after the exercise date. The Corporation is not entitled to any deduction with respect to any capital gain recognized by the option holder.

       If the option holder paid the exercise price for the option shares in cash, the option holder's tax basis in the option shares will be equal to the fair market value of such shares on the exercise date. However, if the option holder paid the exercise price in whole or in part by delivery of other shares of Common Stock, the option holder's tax basis in, and holding period for, the previously acquired shares surrendered will carry over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares surrendered will have a tax basis equal to the fair market value of those received shares on the exercise date and the option holder's holding period for such excess shares will begin on the exercise date. The option holder's capital gain or loss on a sale of option shares would be determined based on the option holder's actual basis in the shares sold and the long-term or short-term nature of any gain would be based on the option holder's actual holding period.

       C.     Effect of Section 16(b) of the Securities Exchange Act of 1934.

       The tax consequences to an option holder of the exercise of an NQO may vary from those described above if the option holder is a 16(b) Person. In general, an option holder who is a 16(b) Person will not recognize income on receipt of the Common Stock until such holder is no longer subject to a liability under Section 16(b) with respect to the disposition of such Common Stock. However, the option holder may elect to be taxed based on the fair market value of the shares on the exercise date (and have a holding period beginning on the exercise date) by filing an election under Section 83(b) of the Code within 30 days of the exercise date.

       Director Option Plan Benefits. The following table sets forth the number of non-qualified stock options that have been granted under the Director Option Plan as of the date of this Proxy Statement to (i) each Named Executive

Officer, (ii) all current executive officers as a group, (iii) all current Directors who are not executive officers, as a group, and (iv) all employees, including all current officers who are not executive officers, as a group.

                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                                                          NUMBER OF NONQUALIFIED STOCK
 NAME AND POSITION                                                              OPTIONS GRANTED
 -----------------                                                             ------------------
 Charles G. Hanson III, Chief Executive Officer. . . . . . . . .                       --

 Russell M. Gard, Chief Operating Officer  . . . . . . . . . . .                       --

 Kevin W. McAleer, Chief Financial Officer . . . . . . . . . . .                       --

 Timothy E. Needham, Executive Vice President  . . . . . . . . .                       --

 Gregory M. Benson . . . . . . . . . . . . . . . . . . . . . . .                       --

 Executive Group (4 persons) . . . . . . . . . . . . . . . . . .                       --

 Non-Executive Director Group  . . . . . . . . . . . . . . . . .                     125,000

 Non-Executive Officer Employee Group  . . . . . . . . . . . . .                       --

       To date, all options granted under the Director Option Plan have been granted at fair market value. As a result, future gains from such option grants, if any, are not determinable at this time. No other options have been granted under the Non-Director Employee Plan to date. The type or number of future grants under the Director Option Plan to the above-named individuals and groups in the future is not determinable at this time.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

       The following report has been submitted by the Compensation Committee of the Board of Directors:

       The Compensation Committee was established by the Board of Directors in June 1996 in connection with the Company's IPO. At such time, Messrs. Robert
C. Gay and Marc B. Wolpow were appointed to the Committee. Messrs. Gay and Wolpow are Managing Directors of Bain Capital. The Bain Capital Funds collectively own approximately 36.2% of the outstanding Common Stock. Prior to the Company's IPO, the Bain Capital Funds and related investors, together with the Company's senior management, owned substantially all of the outstanding capital stock of the Company. The Board selected Messrs. Gay and Wolpow to help ensure that the compensation policies of the Company serve to align the interests of the Company's management with those of its stockholders.

       On a going forward basis, the Compensation Committee will be responsible
(i) for reviewing the recommendations of the Company's Chief Executive Officer on compensation levels of all other officers of the Company and (ii) adopting and changing compensation policies and practices of the Company and to report its recommendations to the full Board of Directors. In addition, the Compensation Committee will be responsible for the administration of the Company's Incentive Plan and Purchase Plan. In reviewing the Company's compensation programs, the Compensation Committee intends to adhere to a compensation philosophy that (i) attracts and retains qualified executives that will add to the long-term success of the Company; (ii) relates to the achievement of operational and strategic objectives; and (iii) is commensurate with each executive's performance, level of responsibility and overall contribution to the success of the Company. In making its recommendations to the full Board of Directors concerning adjustments to compensation levels, the Compensation Committee intends to consider the financial condition and operational performance of the Company during the prior year. The Compensation Committee expects the Company's executive compensation program to consist of three principal components: (i) base salary; (ii) annual bonus; and (iii) long-term equity incentives. Although the Compensation Committee did not participate per se in determining the compensation for the Company's executive officers for 1996, the Committee has set forth below a discussion as to how such compensation was determined by the full Board of Directors.

       Base Salary. At the time of the Company's IPO, each of the Company's executive officers entered into a new compensation arrangement with the Company. Messrs. Hanson and Gard, each of whom participated in acquisition of Ampad Corporation from Mead Corporation in 1992 ("Ampad Acquisition"), entered into new employment agreements with the Company. See "Compensation of Executive Officers - Employment Agreements." Such agreements replaced the Management Agreements that each entered into at the time of the Ampad Acquisition. Both Mr. Hanson and Mr. Gard received significant increases in base salary as a result of the significant growth of the Company and improved operating results. The Company's net sales have increased from approximately $104 million in 1993 (the first complete year after the Ampad Acquisition) to $584 million in 1996. The base salaries of Messrs. Hanson and Gard were determined based upon a survey of compensation paid to similar officers at comparably-sized companies and a recognition of their importance to the Company. Mr. McAleer was hired by the Company in June 1996 as the Vice President of Finance and was appointed the Chief Financial Officer in August 1996 and Secretary in October 1996. Mr. Needham joined the Company in November 1995 in connection with the Company's acquisition of Williamhouse. In June 1996, Mr. Needham entered into an employment agreement with the Company. Both Mr. McAleer and Mr. Needham's base salary were determined based on the expected level of responsibility of each and competitive market conditions.

       Annual Bonus. In connection with the Company's IPO, each of the Company's then-existing executive officers was paid a special one-time bonus. Mr. Hanson received $116,500, Mr. Gard received $103,000 and Mr. Benson received $78,400. Such bonus was awarded by the Board of Directors as a result of the operating performance of the Company during the first half of 1996 and the management team's efforts in completing the IPO. Each of the executive officers of the Company is entitled under the terms of his employment relationship to receive an annual bonus up to 100% of his base salary upon the Company achieving certain operating targets. In general, such operating targets relate to the Company achieving certain minimum levels of EBITDA. The Company achieved such levels in 1996 and, as a result, bonus payments were awarded by the Board for 1996.

       Long-Term Equity Incentives. Both Mr. Hanson and Mr. Gard participated in the acquisition of the Company from Mead. As a result of such participation, such executive officers own on an aggregate basis approximately 2.0% of the outstanding Common Stock of the Company. Therefore, to a large extent, the interests of the Company's senior management are already aligned with those of its stockholders since the value of management's holdings is tied directly to the market price of the Company's Common Stock. Similarly, under the Company's stock option plan adopted at the time of the Ampad Acquisition, options exercisable for an aggregate of 1,639,256 shares of Common Stock were granted to management. The exercise price for such options was established at the fair market value of the Common Stock on the date of grant. All such options are currently exercisable. The Company's senior management currently owns approximately 7% of the outstanding Common Stock on a fully-diluted basis.

       Prior to the completion of the IPO, the Company adopted the Incentive Plan and the Purchase Plan. Under the Incentive Plan, the Committee was granted broad authority to award equity-based compensation arrangements to any eligible employee of the Company. An aggregate of 1,500,000 shares of Common Stock were reserved for issuance upon the exercise of awards granted to eligible participants under the Incentive Plan. Under the Purchase Plan, eligible management employees of the Company are entitled to purchase shares of Common Stock at a purchase price equal to 75% of its fair market value using up to 25% of their annual incentive bonuses. The Purchase Plan is designed to encourage management employees of the Company to acquire an ownership interest in the Company and thereby permitting such employees to share in the growth in value of the Company. To further broaden equity participation in the Company, the Compensation Committee approved the granting of options for an aggregate of 741,600 shares of Common Stock in August 1996 to 51 employees of the Company. Such options generally vest over a four-year period and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Since the ultimate value of stock options bear a direct relationship to market price of the Common Stock, the Committee believes that awards under the Incentive Plan are an effective incentive for the Company's management to create value for the Company's stockholders.

The foregoing report has been approved by all members of the Compensation Committee.

                                 Robert C. Gay, Chairman
                                 Marc B. Wolpow

                               PERFORMANCE GRAPH

       The following graph compares the Company's cumulative total stockholder return since the Common Stock became publicly traded on July 2, 1996 with the Standard & Poor's Mid-Cap Stock Index and an index of certain companies selected by the Company as comparative to the Company in that each is either a manufacturer, distributor or retailer of office products. The graph assumes that the value of the investment in the Company's Common Stock at its initial public offering price of $15.00 per share and each index was $100.00 on July 2, 1996.

                   COMPARISON OF THE COMPANY'S COMMON STOCK,
         STANDARD & POOR'S MID-CAP STOCK INDEX AND A PEER GROUP INDEX(1)



                                [chart to come]







                                                     July 2, 1996          December 31, 1996
                                                     ------------          -----------------
 American Pad & Paper Company                            $100                    $150

 Standard & Poor's Mid-Cap Stock Index                   $100                    $108

 Peer Group Index                                        $100                    $ 97

-----------

(1) The companies selected to form the Company's peer group index are A.T. Cross Company, American Business Products, Inc., Avery Dennison Corporation, CSS Industries, Inc., Day Runner, Inc., Hunt Manufacturing Co., Newell Co., Nu-Kote Holdings, Inc., Rubbermaid Incorporated and The Coleman Company, Inc. Total returns are based on market capitalization.

(2) The closing sale price of the Common Stock on December 31, 1996 was $22.625 per share, as reported by the New York Stock Exchange.

        SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

       Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 1998 annual meeting of stockholders of the Company must be received by the Company on or before the close of business December 23, 1997. Such proposals should be submitted by certified mail, return receipt requested.

       The Company's By-Laws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the meeting and that such notice must meet certain other requirements. Any stockholder interested in making such a nomination or proposal should request a copy of the By-Laws provisions from the Secretary of the Company.

       The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Controller, American Pad & Paper Company, 17304 Preston Road, Suite 700, Dallas Texas 75252.


                                 OTHER MATTERS

       The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview, telephone or telegram. Such Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

       The Directors know of no other matters which are likely to be brought before the Annual Meeting, but if any such matters property come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                        By Order of the Board of Directors




                                        Kevin W. McAleer, Secretary

March 21, 1997


       IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          AMERICAN PAD & PAPER COMPANY

                                     PROXY


            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 22, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Charles G. Hanson III, Russell
M. Gard and Kevin W. McAleer, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of American Pad & Paper Company, a Delaware corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Westin Hotel Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240, on Tuesday, April 22, 1997 at 10:00 a.m. or at any adjournment or postponement thereof, as shown on the voting side of this card.


                                                                See Reverse Side

[X]  Please mark your votes as in this example.

This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominees for Class I Directors and FOR Proposal 2.


1.     Election of All Nominees for Class I Directors Listed Hereon.

       Nominees:     Gregory M. Benson                      FOR  WITHHELD
                     Jonathan S. Lavine                     [ ]    [ ]

       For all nominees listed hereon, except vote withheld from the following nominee:

       ____________________________________


2. Approval of the appointment of Price Waterhouse LLP as the independent accountants for the Company's
       1997 fiscal year.

                      FOR            AGAINST           ABSTAIN
                      [ ]              [ ]               [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.




This proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



_________________________________________


________________________________________
Signature(s)                       Date